Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES FIRST QUARTER 2023 RESULTS

- Increases 2023 Annual Guidance -

NEW YORK, NY, April 26, 2023 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial and operating results for the quarter ended March 31, 2023.

First Quarter 2023 Highlights

•
Net earnings: $0.28 per share
•
Funds From Operations (“FFO”): $0.50 per share
•
Adjusted Funds From Operations (“AFFO”): $0.56 per share
•
Invested $60.7 million across 26 properties, plus an additional $12.7 million across five properties subsequent to quarter end
•
As of April 26, 2023, had a committed investment pipeline of more than $105 million for the development and acquisition of 34 convenience and automotive retail properties

“Getty continues to build momentum in 2023, as we started the year by recognizing nearly 8% growth in first quarter AFFO per share, investing more than $73 million in high quality convenience and automotive retail assets, and completing several successful capital markets transactions,” stated Christopher J. Constant, Getty’s President & Chief Executive Officer. “Our investment and capital markets activity is leading to accelerated earnings growth that has enabled us to raise our annual outlook for 2023. We also continue to underwrite new opportunities and maintain a significant, and fully funded, pipeline of committed investments. While we are mindful of the uncertain times in which we are operating, we believe that our targeted investment strategy and strong balance sheet position us well to meet our long term growth and value creation objectives.”

Net Earnings, FFO and AFFO

All per share amounts are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are “Non-GAAP Financial Measures” which are defined and reconciled to net earnings at the end of this release.

($ in thousands, except per share amounts)	For the Three Months Ended March 31,
	2023	2022
Net earnings	$14,082	$18,749
Net earnings per share	0.28	0.39

FFO	$24,445	$23,262
FFO per share	0.50	0.49

AFFO	$27,172	$24,851
AFFO per share	0.56	0.52

Select Financial Results

Revenues from Rental Properties

($ in thousands)	For the Three Months Ended March 31,
	2023	2022
Rental income (a)	$38,788	$35,849
Tenant reimbursement income	3,579	3,135
Revenues from rental properties	$42,367	$38,984

(a)
Rental income includes base rental income, additional rental income, if any, and certain non-cash revenue recognition adjustments.

For the quarter ended March 31, 2023, base rental income increased 7.2% to $38.8 million, as compared to $36.2 million for the same period in 2022.

The growth in base rental income was driven by incremental revenue from recently acquired properties, contractual rent increases for in-place leases, and rent commencements from completed redevelopments, partially offset by property dispositions.

Interest (Income) on Notes and Mortgages Receivable

($ in thousands)	For the Three Months Ended March 31,
	2023	2022
Interest on notes and mortgages receivable	$653	$337

The increase in interest earned from notes and mortgages receivable was driven by an increase in construction loan advances for the development of new-to-industry properties.

Property Costs

($ in thousands)	For the Three Months Ended March 31,
	2023	2022
Property operating expenses	$4,523	$4,295
Leasing and redevelopment expenses	177	331
Property costs	$4,700	$4,626

The change in property operating expenses was primarily due to an increase in reimbursable real estate taxes, partially offset by lower rent expense. The decrease in leasing and redevelopment expenses was primarily due to a reduction in demolition costs for redevelopment projects.

Other Expenses

($ in thousands)	For the Three Months Ended March 31,
	2023	2022
Environmental expenses	$321	$(141)
General and administrative expenses	6,285	5,128
Impairments	522	1,038

The change in environmental expenses was primarily due to changes in estimates related to unknown environmental liabilities, partially offset by lower accretion expense. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for any one period, or a comparison to prior periods.

The increase in general and administrative expenses was primarily due to personnel costs, including $0.8 million of non-recurring retirement expenses and a $0.2 million increase in stock-based compensation for the quarter ended March 31, 2023.

Impairment charges in both periods included the accumulation of asset retirement costs at certain properties as a result of changes in estimated environmental liabilities, which increased the carrying values of these properties in excess of their fair values. The quarter ended March 31, 2022 also included reductions in the estimated fair value of certain properties based on third-party indications of potential selling prices.

Portfolio Activities

Acquisitions and Development Funding

During the quarter ended March 31, 2023, the Company invested $60.7 million across 26 properties, including the acquisition of fee simple interests in eight car wash properties and one convenience store for an aggregate of $48.1 million (of which $43.7 million was invested during the quarter ended March 31, 2023, and $4.4 million was previously funded as construction loan advances that were repaid upon the acquisition of the completed subject property).

In addition, the Company acquired fee simple interests in four under construction car wash properties for an aggregate of $8.5 million and committed to provide additional funding during the construction period to complete these projects.

The Company also advanced construction loans in the amount of $8.5 million, including accrued interest, for the development of 13 new-to-industry car wash properties and convenience stores. As of March 31, 2023, the Company had advanced aggregate construction loans in the amount of $30.0 million, including accrued interest, for the development of these 13 properties which the Company expects to acquire via sale-leaseback transactions at the end of the construction periods.

Subsequent to quarter end, the Company invested an incremental $12.7 million for the development and acquisition of five properties.

Investment Pipeline

As of April 26, 2023, the Company had a committed investment pipeline of more than $105 million for the development and acquisition of 34 car wash properties, convenience stores, auto service centers, and quick service restaurants. The Company expects to fund this investment activity, which includes multiple transactions with eight different tenants, over approximately the next 9-12 months. While the Company has fully executed agreements for each transaction, the timing and amount of each investment is ultimately dependent on its counterparties and the schedules under which they are able to complete development projects and certain business acquisitions for which the Company is providing sale leaseback financing.

Redevelopments

As of March 31, 2023, the Company had four properties under active redevelopment and others in various stages of feasibility planning for potential recapture from our net lease portfolio.

Dispositions

During the quarter ended March 31, 2023, the Company sold three properties for aggregate gross proceeds of $2.8 million and recorded a net gain of $0.8 million on the dispositions.

Balance Sheet and Capital Markets

As of March 31, 2023, the Company had $675 million of total outstanding indebtedness consisting entirely of senior unsecured notes with a weighted average interest rate of 3.9% and a weighted average maturity of 7.2 years. The Company’s $300 million unsecured revolving credit facility was undrawn at quarter end and total cash and equivalents were $22.1 million. The Company has no scheduled debt maturities until 2025.

Common Equity Offering

In February 2023, the Company completed a follow-on public offering of 3,450,000 shares of common stock, including the full exercise of the underwriters’ option to purchase 450,000 shares, in connection with forward sales agreements. Upon settlement, the offering is anticipated to raise gross proceeds of approximately $112.5 million. As of April 26, 2023, no shares from the follow-on public offering have been settled by the Company.

ATM Program

During the quarter ended March 31, 2023, the Company settled 2,714,136 shares of common stock subject to forward sale agreements under its at-the-market (“ATM”) equity program for net proceeds of approximately $83.0 million.

No shares subject to forward sale agreements under the ATM program have been settled subsequent to quarter end. As of April 26, 2023, 1,007,230 shares remain subject to forward sale agreements under the ATM program which, upon settlement, are anticipated to raise total gross proceeds of approximately $32.2 million.

Unsecured Notes

During the quarter ended March 31, 2023, the Company issued $125 million of senior unsecured notes at a fixed rate of 3.65% and maturing in January 2033 pursuant to note purchase and guarantee agreements entered into in February 2022 and previously announced. Proceeds were used, in part, to prepay $75 million of 5.35% senior unsecured notes due June 2023, including related transaction expenses.

2023 Guidance

As a result of year-to-date investment and capital markets activity, the Company is raising its 2023 AFFO guidance to a range of $2.22 to $2.24 per diluted share from the prior range of $2.19 to $2.21 per diluted share. The Company’s outlook includes completed transaction activity as of the date of this release, but does not include assumptions for prospective acquisitions, dispositions, or capital markets activities (including the settlement of outstanding forward sale agreements). The Company’s outlook also assumes approximately $0.3 million of total demolition costs for anticipated redevelopment projects with rent commencements anticipated in 2023 and 2024.

The guidance is based on current assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the SEC.

Webcast Information

Getty Realty Corp. will host a conference call and webcast on Thursday, April 27, 2023 at 8:30 a.m. ET. To participate in the call, please dial 1-877-423-9813, or 1-201-689-8573 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

If you cannot participate in the live event, a replay will be available on Thursday, April 27, 2023 beginning at 11:30 a.m. ET through 11:59 p.m. ET, Thursday, May 4, 2023. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 13737430.

About Getty Realty Corp.

Getty Realty Corp. is a publicly traded, net lease REIT specializing in the acquisition, financing and development of convenience, automotive and other single tenant retail real estate. As of March 31, 2023, the Company’s portfolio included 1,047 freestanding properties located in 39 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance.

FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net earnings before (i) depreciation and amortization of real estate assets, (ii) gains or losses on dispositions of real estate assets, (iii) impairment charges, and (iv) the cumulative effect of accounting changes.

The Company defines AFFO as FFO excluding (i) certain revenue recognition adjustments (defined below), (ii) certain environmental adjustments (defined below), (iii) stock-based compensation, (iv) amortization of debt issuance costs and (v) other non-cash and/or unusual items that are not reflective of the Company’s core operating performance.

Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

The Company believes that FFO and AFFO are helpful to analysts and investors in measuring the Company’s performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, the core operating performance of the Company’s portfolio. Specifically, FFO excludes items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate assets, and impairment charges. With respect to AFFO, the Company further excludes the impact of (i) deferred rental revenue (straight-line rent), the net amortization of above-market and below-market leases, adjustments recorded for the recognition of rental income from direct financing leases, and the amortization of deferred lease incentives (collectively, “Revenue Recognition Adjustments”), (ii) environmental accretion expenses, environmental litigation accruals, insurance reimbursements, legal settlements and judgments, and changes in environmental remediation estimates (collectively, “Environmental Adjustments”), (iii) stock-based compensation expense, (iv) amortization of debt issuance costs and (v) other items, which may include allowances for credit losses on notes and mortgages receivable and direct financing leases, losses on extinguishment of debt, retirement and severance costs, and other items that do not impact the Company’s recurring cash flow and which are not indicative of its core operating performance.

The Company pays particular attention to AFFO which it believes provides the most useful depiction of the core operating performance of its portfolio. By providing AFFO, the Company believes it is presenting information that assists analysts and investors in their assessment of the Company’s core operating performance, as well as the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies. For a tabular reconciliation of FFO and AFFO to GAAP net earnings, see the table captioned “Reconciliation of Net Earnings to Funds From Operations and Adjusted Funds From Operations” included herein.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS,” “OUTLOOK” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S 2023 AFFO PER SHARE GUIDANCE, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS, AND STATEMENTS REGARDING AFFO AS A MEASURE BEST REPRESENTING CORE OPERATING PERFORMANCE AND ITS UTILITY IN COMPARING THE SUSTAINABILITY OF THE COMPANY’S CORE OPERATING PERFORMANCE WITH THE SUSTAINABILITY OF THE CORE OPERATING PERFORMANCE OF OTHER REITS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND ELSEWHERE IN THIS PRESS RELEASE, INCLUDING, WITHOUT LIMITATION, THOSE STATEMENTS IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	March 31, 2023	December 31, 2022
ASSETS
Real estate:
Land	$812,198	$802,010
Buildings and improvements	740,105	707,352
Investment in direct financing leases, net	64,760	66,185
Construction in progress	515	578
Real estate held for use	1,617,578	1,576,125
Less accumulated depreciation and amortization	(241,686)	(232,812)
Real estate held for use, net	1,375,892	1,343,313
Real estate held for sale, net	2,568	3,757
Real estate, net	1,378,460	1,347,070
Notes and mortgages receivable	46,797	34,313
Cash and cash equivalents	22,067	8,713
Restricted cash	1,448	2,536
Deferred rent receivable	51,585	50,391
Accounts receivable	4,189	4,247
Right-of-use assets - operating	17,316	18,193
Right-of-use assets - finance	251	277
Prepaid expenses and other assets, net	93,011	96,555
Total assets	$1,615,124	$1,562,295
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Borrowings under credit agreement	$—	$70,000
Senior unsecured notes, net	673,218	623,492
Environmental remediation obligations	23,020	23,155
Dividends payable	20,969	20,576
Lease liability - operating	19,024	19,959
Lease liability - finance	1,439	1,518
Accounts payable and accrued liabilities	41,246	43,745
Total liabilities	778,916	802,445
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 49,493,173 and 46,734,790 shares issued and outstanding, respectively	495	467
Additional paid-in capital	905,557	822,340
Dividends paid in excess of earnings	(69,844)	(62,957)
Total stockholders’ equity	836,208	759,850
Total liabilities and stockholders’ equity	$1,615,124	$1,562,295

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2023	2022
Revenues:
Revenues from rental properties	$42,367	$38,984
Interest on notes and mortgages receivable	653	337
Total revenues	43,020	39,321
Operating expenses:
Property costs	4,700	4,626
Impairments	522	1,038
Environmental	321	(141)
General and administrative	6,285	5,128
Depreciation and amortization	10,428	9,628
Total operating expenses	22,256	20,279

Gain on dispositions of real estate	587	6,153

Operating income	21,351	25,195

Other income, net	288	91
Interest expense	(7,514)	(6,537)
Loss on extinguishment of debt	(43)	—
Net earnings	$14,082	$18,749

Basic earnings per common share:
Net earnings	$0.29	$0.39

Diluted earnings per common share:
Net earnings	$0.28	$0.39

Weighted average common shares outstanding:
Basic	46,989	46,721
Diluted	47,571	46,742

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2023	2022
Net earnings	$14,082	$18,749
Depreciation and amortization of real estate assets	10,428	9,628
Gains on dispositions of real estate	(587)	(6,153)
Impairments	522	1,038
Funds from operations (FFO)	24,445	23,262
Revenue recognition adjustments
Deferred rental revenue (straight-line rent)	(1,194)	(704)
Amortization of above and below market leases, net	(249)	(290)
Amortization of investments in direct financing leases	1,426	1,271
Amortization of lease incentives	274	299
Total revenue recognition adjustments	257	576
Environmental Adjustments
Accretion expense	158	444
Changes in environmental estimates	(57)	(821)
Environmental litigation accruals	—	—
Insurance reimbursements	(52)	—
Legal settlements and judgments	—	—
Total environmental adjustments	49	(377)
Other Adjustments
Stock-based compensation expense	1,275	1,084
Amortization of debt issuance costs	255	229
Loss on extinguishment of debt	43	—
Retirement and severance costs	848	77
Total other adjustments	2,421	1,390
Adjusted Funds from operations (AFFO)	$27,172	$24,851

Basic per share amounts:
Net earnings	$0.29	$0.39
FFO (1)	0.51	0.49
AFFO (1)	0.56	0.52
Diluted per share amounts:
Net earnings	$0.28	$0.39
FFO (1)	0.50	0.49
AFFO (1)	0.56	0.52
Weighted average common shares outstanding:
Basic	46,989	46,721
Diluted	47,571	46,742

(1)
Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	For the Three Months Ended March 31,
	2023	2022
FFO	$644	$554
AFFO	716	602

Contacts:	Brian Dickman	Investor Relations
	Chief Financial Officer	(646) 349-0598
	(646) 349-6000	ir@gettyrealty.com